                                                                 EXHIBIT #: 10.7

                              EMPLOYMENT AGREEMENT

      This Employment Agreement (this "Agreement") is made and entered into as of the 21st day of December, 2001, by and between Apogee Technology, Inc., a Delaware corporation with its principal office at 129 Morgan Drive, Norwood, Massachusetts 02062 (the "Company"), and Herbert M. Stein (the "Executive").

                                   WITNESSETH:

      WHEREAS, the Company desires to engage the full-time services of the Executive;

      WHEREAS, the Executive desires to be so employed by the Company; and

      WHEREAS, the Company desires to be assured that the unique and expert services of the Executive will be available solely to the Company on such full-time basis, and that the Executive is willing and able to render such services on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

      1. Employment and Term. The Company hereby agrees to employ the Executive,
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and the Executive hereby agrees to accept such employment, on the terms and conditions set forth herein, for the three year period commencing on January 1, 2001 (the "Effective Date"), unless such employment is earlier terminated in accordance with the terms and provisions of this Agreement. This Agreement shall automatically renew for successive periods of two years (each a "Renewal Term") unless either party notifies the other of its intention not to renew this Agreement within ninety (90) days prior to expiration of the Initial Term or Renewal Term, as appropriate (collectively, the Initial Term and Renewal Term(s) are the "Term").

      2. Duties and Restrictions.
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            (a) Duties as Executive of the Company. The Executive shall, subject
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to the direction and supervision of the Company's Board of Directors, serve as the Chief Executive Officer and President of the Company. The Executive shall also serve as Chairman of the Company's Board of Directors, subject to the rights of the Company's shareholders to elect the Company's directors. In his capacity as President and Chief Executive Officer, the Executive's rights, duties and responsibilities shall be as prescribed from time to time by the Board of Directors of the Company, provided such duties are customary for a president and chief executive officer. The Executive shall devote his entire working time, attention and energy to the affairs of the Company during the Term of his employment pursuant to this Agreement. The Executive shall perform his duties to the best of his ability, pursuant to the policies and regulations of the Company, and shall use his best efforts to promote the success of the present and future businesses of the Company. The Executive, as Chief Executive Officer and President of the Company, shall have primary responsibility for managing the business and financial affairs of the Company. Notwithstanding anything to the contrary, the Executive shall require Board approval to hire or fire Senior Management Employees. For purposes hereof, the term "Senior Management Employees" shall mean employees who are, or shall be, compensated with an annual base salary equal to or greater than $150,000 or such other amount as approved by the Compensation Committee of the Board of Directors.

            (b) Confidentiality. The Executive shall not, directly or
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indirectly, during the Term and at any time during or following the termination of his employment with the Company, reveal, divulge, or make known to any person or entity, or use for the Executive's personal benefit (including, without limitation, for the purpose of soliciting business competitive with any business of the Company or any of its subsidiaries or affiliates), any information acquired during the course of employment hereunder with regard to the financial, technical, business or other affairs of the Company or any of its subsidiaries or affiliates (including, without limitation, any list or record of persons or entities with which the Company or any of its subsidiaries or affiliates has any dealings), other than (1) material already in the public domain, (2) information of a type not considered confidential by persons engaged in the same business or a similar business to that conducted by the Company, (3) material known by the recipients through disclosure by a third party who has a bona fide right to make such disclosure, or (4) material that the Executive is required to disclose under the following circumstances: (A) in the performance by the Executive of his duties and responsibilities hereunder, which disclosure is reasonably necessary or appropriate, to another executive of the Company or to representatives or agents of the Company (such as independent public accountants and legal counsel); (B) at the express direction of any authorized governmental entity; (C) pursuant to a subpoena or other court process; or (D) as otherwise required by laws or the rules, regulations, or orders of any applicable regulatory body. The Executive shall, at any time requested by the Company (either during or after his employment with the Company), promptly deliver to the Company all memoranda, notes, reports, lists, and other documents (and all copies thereof) relating to the business of the Company or any of its subsidiaries or affiliates which he may then possess or have under his control.

            (c) Non-Solicitation. During the Term and Non-Solicitation Period
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(as defined below), the Executive will not (i) solicit, or attempt to solicit, any officer, director, consultant, executive or employee of the Company or any of its subsidiaries or affiliates (each an "Employee") to leave their employment, affiliation, or engagement with the Company or such subsidiary or affiliate, (ii) call upon, solicit, divert or attempt to solicit or divert from the Company or any of its affiliates or subsidiaries any of their customers or suppliers, or potential customers or suppliers, of whose names he was aware during the term of his employment with the Company; or (iii) interfere with the business relationship or advantage between the Company and any customer, supplier, or account of the Company, of whose name he was aware during the term of his employment with the Company.

            (d) For purposes of this Agreement, the "Non-Solicitation Period" shall mean a period of one year following the termination of the Executive's employment for any reason; provided, however, that under no circumstances may the Executive make any solicitations hereunder with respect to any former Employee until six months has expired since such Employee's employment, affiliation or engagement with the Company has terminated.

      3. Compensation and Benefits.
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            (a) Base Salary. During each Company Fiscal Year, the Executive
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shall receive a base salary (as adjusted, the "Base Salary"), payable in accordance with the Company's payroll policies as in effect from time to time. In addition, the Company's Board of Directors shall annually consider granting increases in the Base Salary based on such factors as the Executive's performance and the financial performance of the Company, but the Company shall have no obligation to grant such increases in compensation. The first such review shall take place on or around January 31, 2002. The Executive's initial Base Salary shall be One Hundred Ninety-Five Thousand Dollars ($195,000.00). The term "Company Fiscal Year" shall mean each one year period ending on December 31.

            (b) Bonus. Beginning with the Company Fiscal Year ending December
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31, 2002, and for each successive Company Fiscal Year during the Term, the Executive shall be eligible to receive a bonus ("Bonus") at such time and in such amount as shall be determined by the Company's Board of Directors in its absolute and sole discretion.

            (c) Expenses. During the Term, the Executive shall be entitled to
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receive prompt reimbursement for all reasonable business expenses incurred by him (in accordance with the policies and procedures established from time to time by the Company) in performing services hereunder, provided that the Executive properly accounts therefor in accordance with Company policy.

            (d) Benefits. During the Term and subject to any contribution
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generally required of employees of the Company, the Executive shall be entitled to participate in any and all employee benefit plans from time to time in effect for employees of the Company generally. Such participation shall be subject to
(i) the terms of the applicable plan documents and (ii) generally applicable Company policies. The Company may alter, modify or terminate its employee benefit plans at any time as it, in its sole discretion, determines to be appropriate.

            (e) Vacations. The Executive shall be entitled to twenty (20) paid
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vacation days per Company Fiscal Year.

            (f) Proration. Any payments or benefits payable to the Executive
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hereunder in respect of any calendar year or any fiscal year during which the Executive is employed by the Company for less than the entire year, unless otherwise provided in the applicable plan or arrangement, shall be prorated in accordance with the number of days in such calendar year or fiscal year during which he is so employed.

            (g) Equity Compensation.
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                  (i)   Grant. Within 30 days after the execution and delivery
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                        of this Agreement by each party, the Company shall grant to Executive options for the purchase of one hundred seventy-five thousand (175,000) shares of the common stock of the Company, at an exercise price of $12.60 per share, it being acknowledged that such exercise price represents the fair market value of the Company's common stock as of August 16, 2001.

                  (ii)  General Terms; Forfeiture & Vesting. The options shall
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                        be subject to the provisions of the Company's applicable stock option plan (the "Option Plan") and shall be evidenced by each party's execution of a stock option agreement (the "Option Agreement"). The Option Agreement shall incorporate each of the following terms and concepts: (i) the options shall be "non-qualified" stock options (i.e. the options will not be incentive stock options under Section 422 of the Internal Revenue Code of 1996, as amended); (ii) the options shall be of not less than ten (10) years duration; (iii) the options shall be exercisable ("vested") as follows: 35,000 options shall be exercisable upon the one-year anniversary of the Effective Date, and 35,000 options shall thereafter be exercisable on each succeeding annual anniversary until an aggregate of 175,000 options have vested; (iv) upon the Executive's termination of service with the Company in all capacities (including as an employee, director or consultant) for other than Cause, death or disability, the Executive may exercise vested options for a period not to exceed one hundred eighty (180) days following such termination of service; (v) upon the Executive's termination of service (whether as an employee, director or consultant) for Cause, all options shall be forfeited (vi) the options shall become fully vested in the event of a Change of Control, which term shall be defined in the Option Agreement as mutually agreed but shall include the transfer of equity interests of the Company pursuant to a transaction or series of transactions in which greater than twenty-five (25%) of the voting control of the Company (directly or indirectly) shall have been assigned (but excluding certain transfers made for estate planning purposes); and (vii) upon the death or disability of the Executive, the options shall become fully vested and the Executive's legal representative shall have one year to exercise the options.

      4. Termination. The Executive's employment hereunder may be terminated by
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the Company or the Executive, as applicable, without any breach of this Agreement by the terminating party, under the following circumstances:


            (a) Death. The Executive's employment hereunder shall terminate upon
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his death.


            (b) Disability. If, as a result of the Executive's incapacity due to
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physical or mental illness (as determined in good faith by the Company's Board of Directors), the Executive shall have been unable, with reasonable accommodation, to perform the essential functions of his duties and responsibilities hereunder on a full-time basis for one hundred and eighty (180) calendar days within any three hundred and sixty (360) consecutive days.

            (c) Cause. The Company may terminate the Executive's employment
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hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon:

                  (i) The Executive having been convicted of, or having pleaded guilty or nolo contendere to, any felony or any
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                        crime involving moral turpitude;

                  (ii) The Executive's willful or intentional failure to perform the Executive's duties and responsibilities hereunder or failure to follow a lawful written directive of the Board of Directors (other than any such failure resulting from the Executive's incapacity due to physical or mental illness), upon thirty (30) days notice and opportunity to cure;

                  (iii) The commission by the Executive of any fraud,
                        embezzlement or misappropriation of funds; or

                  (iv) The breach by the Executive of any of the Executive's material obligations under Sections 2(b), 2(c) or 7 of this Agreement.

            (d) Termination by the Company Without Cause. The Company may
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terminate the Executive's employment at any time without Cause effective upon at least forty-five (45) days prior written notice.

      5. Compensation Upon Termination or Failure to Renew. Upon any termination
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of this Agreement, all payments, salary and other benefits shall cease, except as specifically provided for in this Section 5:

            (a) Death. If the Executive's employment shall be terminated by
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reason of his death, the Company shall pay to such person as shall have been designated in a notice filed with the Company prior to the Executive's death, or, if no such person shall be designated, to his estate, as a death benefit, any payments which the Executive's spouse, beneficiaries, or estate may be entitled to receive pursuant to any insurance or executive benefit plan or other arrangement or life insurance policy maintained by the Company, the Executive's Base Salary accrued through the Date of Termination at the rate in effect at the time of death and any Bonus which the Board of Directors determines is appropriate under Section 3(b).

            (b) Disability. During any period that the Executive fails to
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perform his duties and responsibilities hereunder as a result of incapacity due to physical or mental illness, the Executive shall continue to receive his Base Salary until the Executive's employment is terminated pursuant to Section 4(b) hereof and thereafter the Executive shall receive the Executive's Base Salary accrued through the Date of Termination at the rate in effect at the time Notice of Termination is given and any Bonus which the Board of Directors determines is appropriate under Section 3(b) and any disability insurance benefits the Executive is entitled to receive.

            (c) Cause or Voluntary Termination. If the Executive's employment
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shall be terminated by the Company for Cause, the Company's sole obligation shall be to pay the Executive his Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given. If the Executive's employment shall be terminated voluntarily by the Executive, the Company shall pay the Executive (i) his Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given; and (ii) an amount equal to the highest Bonus previously received by the Executive, to be paid at the time such bonuses are customarily paid, and pro-rated in accordance with Section 3(f).

            (d) Without Cause. If the Company shall terminate the Executive's
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employment without Cause, then the Company shall pay the Executive:

                  (i) his Base Salary accrued through the Date of Termination at the rate in effect at the time Notice of Termination is given;

                  (ii) in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and as severance pay to the Executive, following the Date of Termination, Base Salary for a period equal to the greater of twenty-four (24) months or the remaining period in the Term, at the rate in effect at the time the Notice of Termination is given and payable in accordance with the Company's then-current payroll policies;

                  (iii) amounts necessary to continue the Executive's coverage under any medical plans in effect as of the Date of Termination for a period of twenty-four (24) months commencing on the Date of Termination; and

                  (iv) an amount equal to the highest Bonus previously received by the Executive, to be paid at the time such bonuses are customarily paid, and pro-rated in accordance with
                        Section 3(f).

            (e) Failure to Renew. Notwithstanding anything contained in this
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Agreement, the Executive shall not be entitled to any compensation in the event that the Term of this Agreement is allowed to expire at its scheduled expiration date.

            (f) Any payments paid to the Executive by the Company under this
Section 5 shall (i) be conditioned on the Executive's compliance with his post-employment covenants, including without limitation, sections 2(b), 2(c) and 7; (ii) upon request, be conditioned on the delivery of a release satisfactory to the Company and (iii) be deemed liquidated damages.

      6. Other Provisions Relating to Termination.
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            (a) Notice of Termination. Any termination of the Executive's
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employment by the Company or by the Executive (other than termination because of the death of the Executive) during the Term shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

            (b) Date of Termination. For purposes of this Agreement, "Date of
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Termination" shall mean: (1) if the Executive's employment is terminated by his death, the date of his death; (2) if the Executive's employment is terminated because of a disability pursuant to Section 4(b), then immediately after Notice of Termination is given; (3) if the Executive's employment is terminated by the Company for Cause then, immediately after a Notice of Termination is given; and
(4) if the Executive's employment is terminated by the Company without Cause, then upon such date as is specified in the Notice of Termination.

        7. Non-Competition.
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            (a) Executive hereby acknowledges that the Company has developed and will develop substantial and valuable goodwill with its past, present and future customers as a result of substantial investments of time, effort and capital. Executive further acknowledges that he has acquired, and will continue to acquire, a high level of skill and expertise in the Company's field(s) of business (the "Business") as a direct result of Executive's employment by the Company, and that the Company will likely suffer serious competitive damage if Executive were to utilize that skill and expertise for the benefit of a competitor of the Company. Accordingly, Executive hereby covenants and agrees that, during the Term or any extension thereof and for a period of eighteen (18) months after termination of his employment with the Company, for any reason or from the date of any final judgment upholding the provisions of this Section 7, whichever is later, Executive shall not, anywhere in the world, directly or indirectly engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, lend Executive's name or any similar name to, or render services similar to those provided by Executive to the Business and/or the Company, or render advice to, any person, entity or business then engaged in a business that is competitive with any of the lines of business conducted by the Company either at the date hereof or at the date of termination of Executive's employment; provided, however, that Executive may purchase or otherwise acquire five percent (5%) or less of the capital stock of a competitive, publicly traded company.

            (b) Executive acknowledges that the Business is multinational in scope and that the duration and geographic scope of the non-competition provisions set forth in this Section 7 are therefore reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that either such provision is to that extent unenforceable, the parties hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. Executive expressly grants to the Company for a period of up to eighteen (18) months, as the case may be, following the termination of this Agreement the right to notify any person at any time of the terms of this restrictive covenant.

            (c) EXECUTIVE REPRESENTS AND WARRANTS THAT THE KNOWLEDGE, SKILLS AND ABILITIES HE POSSESSES ARE SUFFICIENT TO PERMIT HIM, IN THE EVENT OF TERMINATION OF HIS EMPLOYMENT HEREUNDER FOR ANY REASON, TO EARN, FOR A PERIOD OF UP TO EIGHTEEN (18) MONTHS FROM SUCH TERMINATION, A LIVELIHOOD SATISFACTORY TO EXECUTIVE WITHOUT VIOLATING ANY PROVISIONS OF THIS SECTION.

      8. Assignment. Neither the Company nor the Executive may make any
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assignment of this Agreement, or any interest in it, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Executive in the event that the Company shall effect a reorganization, consolidate with, or merge into, any other person or transfer all or substantially all of its properties or assets to any other person. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

      9. Enforcement of Covenants. The Executive acknowledges that the Executive
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has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon the Executive pursuant to Sections 2(b), 2(c) and 7. The Executive agrees that said restraints are necessary for the reasonable and proper protection of the Company and its affiliates and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. The Executive further acknowledges that, were the Executive to breach any of the covenants contained in Section 2(b), 2(c) or 7, the damage to the Company would be irreparable. The Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants, without having to post bond.

      10. Conflicting Agreements. The Executive hereby represents and warrants
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that the execution of this Agreement and the performance of the Executive's obligations hereunder will not breach or be in conflict with any other agreement to which the Executive is a party or is bound and that the Executive is not now subject to any covenants against competition or similar covenants that would affect the performance of the Executive's obligations under this Agreement. The Executive will not disclose to or use on behalf of the Company any proprietary information of a third party without such party's consent.

      11. Notice. For purposes of this Agreement, all notices and all other
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communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered personally, (b) sent by facsimile or similar electronic device and confirmed, (c) delivered by overnight express, or (d) if sent by any other means, upon receipt. Notices and all other communications provided for in this Agreement shall be

      If to the Executive:

      Herb Stein

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      If to the Company:

      Apogee Technology, Inc.
      129 Morgan Drive
      Norwood, MA  02062
      Attn:
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      With a copy to:

      Holland & Knight LLP
      Ten St. James Avenue
      Boston, Massachusetts 02116
      Attention: Ieuan Mahony, Esq.

or to such other address as either party may have furnished to the other in writing in accordance herewith.

      12. Miscellaneous. No provision of this Agreement may be modified, waived,
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or discharged unless such waiver, modification, or discharge is agreed to in a written instrument signed by the Executive and the Company. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

      13. Validity. The invalidity or unenforceability of any provision or
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provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

      14. Counterparts. This Agreement may be executed in several counterparts,
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each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.

      15. Entire Agreement: Effectiveness. This Agreement constitutes the entire
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agreement between the parties with respect to the subject matter hereof and supersedes any and all prior employment agreements and/or severance protection letters, agreements, or arrangements between the Executive, on the one hand, and the Company, or any other predecessor in interest thereto or any of their respective subsidiaries, on the other hand.

      16. GOVERNING LAW. THIS AGREEMENT, INCLUDING THE VALIDITY HEREOF AND THE
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RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY IN SUCH STATE (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF). EACH OF THE PARTIES HERETO AGREES THAT ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE THE RIGHTS OR OBLIGATIONS OF ANY PARTY HERETO UNDER THIS AGREEMENT MAY BE COMMENCED AND MAINTAINED IN ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS, AND THAT THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS SHALL HAVE NON-EXCLUSIVE JURISDICTION OVER ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT BY ANY OF THE PARTIES HERETO. EACH OF THE PARTIES HERETO FURTHER AGREES THAT PROCESS MAY BE SERVED UPON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED AS MORE GENERALLY PROVIDED IN SECTION 11 HEREOF, AND CONSENTS TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTIES WITH RESPECT TO ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ENFORCEMENT OF ANY RIGHTS UNDER THIS AGREEMENT.

      17. Arbitration. Any dispute, controversy or claim arising out of, in
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connection with, or in relation to this Agreement (except for matters relating to Sections 2(b), 2(c) or 7 of this Agreement) or any breach thereof shall be finally settled by arbitration in Boston, Massachusetts, pursuant to the rules then in effect of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment upon the award rendered thereon may be entered in any court having jurisdiction thereof.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                          COMPANY:

                                          APOGEE TECHNOLOGY, INC.
                                          a Delaware corporation

                                          By: /s/ Sheryl Stein
                                               ----------------
                                              Name:  Sheryl Stein
                                              Title: Director

                                          By: /s/ Joel Levy
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                                              Name:  Joel Levy
                                              Title: Director

                                          By: /s/ Alan Tuck
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                                              Name:  Alan Tuck
                                              Title: Director

                                          THE EXECUTIVE:


                                          /s/ Herbert M. Stein
                                          --------------------
                                          Herbert M. Stein